Calculation of Filing Fee Tables
F-10
GoldMining Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares	457(o)
		Equity	Preferred Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Subscription Receipts	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 70,880,000.00	0.0001381	$ 9,788.53
Fees Previously Paid
			Total Offering Amounts:				$ 70,880,000.00		$ 9,788.53
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 5,525.13
			Net Fee Due:						$ 4,263.40
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants, or units of the registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate offering price of not to exceed US$70,880,000 (converted from C$100,000,000 at an exchange rate of C$1.00=US$0.7088, which was the daily exchange rate as reported by the Bank of Canada on November 24, 2025, a date within 5 business days of filing this Registration Statement). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	GoldMining Inc.	F-10	333-275215	10/30/2023		$ 5,525.13	Unallocated (Universal) Shelf			$ 47,365,173.70
Fee Offset Sources		GoldMining Inc.	F-10	333-275215		10/30/2023						$ 5,525.13
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	In accordance with the Securities Act, the offering of the unsold securities under the Prior Registration Statement (as defined below) will be deemed terminated as of the effectiveness of this Registration Statement.

Offset Note
[2]	The Registrant previously paid a registration fee of US$5,525.13 with respect to the registration statement on Form F-10 (File No. 333-275215) initially filed by the Registrant on October 30, 2023, which was amended on November 27, 2023, and declared effective on November 28, 2023 (the "Prior Registration Statement"), pertaining to the registration of an indeterminant number of securities in an aggregate principal amount of up to US$94,328,000 (US$47,365,173.70 of which remained unsold (converted from C$66,824,455 at an exchange rate of C$1.00=US$0.7088, which was the daily exchange rate as reported by the Bank of Canada on November 24, 2025, a date within 5 business days of filing this Registration Statement)), US$5,525.13 of which fee remains available to offset future registration fees pursuant to Rule 457(p) under the Securities Act. Accordingly, as the total filing fee required for this Registration Statement is US$9,865.86, taking into consideration the available offset of US$5,525.13 from the Prior Registration Statement, a registration fee of US$4,340.73 is payable in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the effectiveness of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A